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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-74720, 33-80852, 333-09095 and 333-44667) pertaining to the
1989 Stock Plan, 1993 Employee Stock Purchase Plan, 1994 Employee Stock Bonus Plan, 1994 Non-Employee Directors' Stock Option Plan and 1997 Equity Incentive Plan of AXYS Pharmaceuticals, Inc., of our report dated February 6, 1998 with respect to the consolidated financial statements of AXYS Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG LLP


Palo Alto, California
March 27, 1998